LOGO    UNIVERSAL
     INSURANCE HOLDINGS, INC.


                                                             UNIVERSAL INSURANCE
                                                         HOLDINGS, INC. DECLARES
                             TEN CENT CASH DIVIDEND


FORT LAUDERDALE, FL, AUGUST 15, 2008 - UNIVERSAL INSURANCE HOLDINGS, INC. ("UIH") (AMEX: UVE), a vertically integrated insurance holding company, announced today that its board of directors declared a dividend of $0.10 per share on its common stock. The dividend is payable on October 30, 2008 to shareholders of record as of October 2, 2008.

The board of directors' decision to declare a dividend of ten cents reflects the Company's positive results and profits during the second quarter ended June 30, 2008, as detailed in its most recently filed Form 10-Q with the Securities and Exchange Commission. Future cash dividend payments are necessarily subject to business conditions, the Company's financial position, and requirements for working capital and other corporate purposes. The Company's board of directors intends to evaluate the possibility of paying future dividends on a quarter-by-quarter basis.

ABOUT UNIVERSAL INSURANCE HOLDINGS, INC.
The Company is a vertically integrated insurance holding company operating solely in the state of Florida. Through its subsidiaries, the Company is currently engaged in insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), which generates revenue from the collection and investment of premiums, is one of the top five leading writers of homeowners insurance in the state of Florida and has aligned itself with well respected service providers in the industry.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," and "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include, but not be limited to, projections of revenues, income or loss, expenses, plans, and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described in forward-looking statements.

INVESTOR CONTACT:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com
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